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                                                                    Exhibit 99.1

          SPEEDCOM ADDS KEY TELECOM AND SOFTWARE EXPERIENCE TO BOARD
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             Two New Directors Replace Two Existing Board Members
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Sarasota, FL - March 15, 2002 - SPEEDCOM Wireless Corporation, (NASDAQ: SPWC) a
leading fixed wireless broadband solutions provider, announced the resignation of board of director members Mark Boyce and John von Harz III. Ben Haidri and Michael Sternberg will fill the two vacancies, joining R. Craig Roos as outside directors. A summary of the board change was filed in a Form 8-K with the Securities and Exchange Commission today.

SPEEDCOM is pleased to welcome additional talent to its Board of Directors.
"Mr. Haidri and Mr. Sternberg are great additions to our team collectively bringing over six decades of successful technology, strategic planning and operational experience to SPEEDCOM," according to Michael McKinney, Chairman and CEO of SPEEDCOM.

Michael Sternberg has been CEO of multiple start up telecom companies, including local exchange company KMC Telecom. Mr. Sternberg was part of the original founding team at Metropolitan Fiber Systems (MFS) that was eventually sold for $12 billion to MCI. One other notable venture included the start up of a satellite company that achieved $30 million in revenue within 18 months of the company's inception, including the negotiated purchase and launch of the only two satellites launched by a U.S. company from Russia. At KMC Telecom, one of Mr. Sternberg's most recent success stories, he helped grow staff from a 7 to 1,300 employee company, with sales and operations throughout the U.S. KMC Telecom under his leadership increased its value from $6 million to $1.8 billion in value in less than four years by building 35 city networks (switching, lightwave and fiber optics). KMC Telecom secured over $1 billion in funding with Mr. Sternberg's assistance. Mr. Sternberg also led the company to sixteen consecutive quarters of performance at or above plan before leaving.

Ben Haidri has been involved with the software industry since 1986, holding a number of senior positions with Novell as well as startups and leading technology providers. He has expertise in the areas of wireless and security, and has over 15 years experience in strategic relations, marketing and product management. Prior to joining SECURITAE, a private company, he directed product management for Novell's security products. Mr. Haidri is a former officer of Zions Bancorporation, participating on behalf of Digital Signature Trust.

"SPEEDCOM's intellectual property is a combination of proprietary software and wireless technology and Mr. Haidri's experience in these areas and secure networks will contribute greatly," said McKinney.

About SPEEDCOM

SPEEDCOM Wireless Corporation is a multinational wireless broadband solutions company based in Sarasota, Florida. The company employs more than 70 people with offices in Miami, San Diego, Calgary, Sao Paulo, Mexico City, Singapore and Shanghai. SPEEDCOM's Wave Wireless Networking division (www.wavewireless.com)
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is an innovator and manufacturer of a variety of broadband wireless products, including the award-winning SPEEDLAN family of wireless Ethernet routers. Service providers (ISPs, CLECs, LECs), Telco operators and private organizations in more than 60 countries use SPEEDCOM's products and services to provide "backbone" and/or "last-mile" wireless connectivity at speeds from 11 Mbps up to 155 Mbps over distances of 25 miles or more. Since 1998, all products have been manufactured in an ISO 9001-compliant environment. More information is available at www.speedcomwireless.com.
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This press release contains forward-looking statements that involve risks and uncertainties. Actual events may differ from forward-looking statements for a number of reasons, including but not limited to, failure of customers to purchase Wave products, as well as other factors discussed from time to time in our SEC filings (available on EDGAR or for free at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimate or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to SPEEDCOM on the date thereof.

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SPEEDCOM is a registered trademark of SPEEDCOM Wireless Corporation.

Media Contact:     Hollie Graham Floyd       (941) 907-2329

     hgfloyd@speedcomwireless.com
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Investor Contact: Gil Sharell, SPEEDCOM   (941) 907-2361

gsharell@speedcomwireless.com
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